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                                   AGREEMENT

     This will confirm the agreement by and among all the  undersigned  that the
Schedule 13G/A filed on or about this date with respect to the beneficial ownership by the undersigned of shares of the Common Stock of Allied Healthcare Products, Inc. is being filed on behalf of each of the persons or entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  July 24, 1997


                                    /s/ Sam Fox
                                    ----------------------------------------
                                    Sam Fox


                                    FOX FAMILY  HARBOUR  GROUP FUND I INVESTMENT
                                       L.P.


                                    By: /s/ Sam Fox
                                        -----------------------------------
                                        Sam Fox
                                        General Partner

                                    FOX FAMILY FOUNDATION


                                    By: /s/ Sam Fox
                                        ------------------------------------
                                        Sam Fox
                                        Trustee